September 29, 2006

Advanced Technology Acquisition Corp.
14 A Achimeir Street
Ramat Gan 52587 Israel

CRT Capital Group LLC
262 Harbor Drive
Stamford, Connecticut 06902

Re: Initial Public Offering

Gentlemen:

The undersigned director of Advanced Technology Acquisition Corp. (“Company”), in consideration of CRT Capital Group LLC (“CRT”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Pre-IPO Shares and IPO Shares beneficially owned by it in accordance with the majority of the votes cast by the non-affiliated holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned shall take all reasonable actions within such person’s power to cause (i) the Company to dissolve and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable, and after approval of the Company's stockholders of a plan of dissolution and distribution and subject to the requirements of the Delaware General Corporation Law (the “DGCL”), including voting for the adoption of a resolution by the Board, prior to such Termination Date, pursuant to Section 275(a) of the DGCL, which shall deem the dissolution of the Corporation advisable and (b) cause to be prepared such notices as are required by said Section 275(a) of the DGCL as promptly thereafter as possible, and (ii) vote his shares in favor of any plan of dissolution and distribution recommended by the Company's board of directors. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to his Pre-IPO Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of such person’s Pre-IPO Shares.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the initial stockholders unless the Company obtains an opinion from an independent investment banking firm that the business combination is fair to the Company’s stockholders from a financial point of view.

4. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination, provided that commencing on the Effective Date, LMS Nihul (“Related Party”), shall be allowed to charge the Company $10,000 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for its reasonable out-of-pocket expenses incurred in connection with the organization of the Company, the IPO, and certain activities on behalf of the Company, such as identifying and investigating possible targets for our initial Business Combination.

5. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned agrees to serve as a director of the Company until the earlier of the consummation by the Company of a Business Combination or the dissolution and liquidation of the Company. The undersigned’s biographical information furnished to the Company and CRT and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and CRT and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

a. he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

b. he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

c. he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

8. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Corporation Service Company as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and CRT and appoint a substitute agent acceptable to each of the Company and CRT within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

9. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following the Company's initial business combination with a target business; (ii) “Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage); (iii) “ Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iv) “Pre-IPO Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (vi) “Trust Account” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, into which the Company will deposit the “funds to be held in trust,” as described in the Prospectus.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS]

/s/ Avigdor Kaplan
Avigdor Kaplan

[Signature Page to Director and Officer Letter]

EXHIBIT A

INSIDER BIOGRAPHY (AS INCLUDED IN S-1)

Avigdor Kaplan has served as a director since our inception. Since 1997, Mr. Kaplan has been the President and Chief Executive Officer of CLAL Insurance Pensions & Finance Group, one of Israel's leading insurance, mutual funds, pension funds and financial services groups. From 1992 through 1997, Mr. Kaplan was the Director General of Kupat Holim Clalit, Israel's first and largest health management organization (HMO). Prior to that, Mr. Kaplan held a series of positions of increasing responsibility at Israel Aircraft Industries and the Israel Police. Mr. Kaplan has served and serves as chairman and board member on numerous Boards of Directors of the subsidiaries of CLAL Insurance Group and as Chairman of the Board of Company for the Development of Cancer Cures and Rheumatic Diseases. Mr. Kaplan has a B.A in economics and statistics from Hebrew University in Jerusalem, Israel and a M.Sc. in Industrial Management Engineering from the Technion Institute of Technology in Haifa, Israel.

EXHIBIT B

INSIDER D&O QUESTIONNAIRE